AMENDMENT NUMBER SEVENTEEN TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

      This Amendment Number Seventeen to Amended and Restated Loan and Security Agreement ("Amendment") is entered into effective as of April 1, 2005 by and between SHF IX, a Delaware Limited Liability Company ("Lender"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

      A. Lender is successor in interest of all obligations of Borrower owed to WELLS FARGO FOOTHILL, INC., a California corporation ("Foothill") pursuant to an assignment dated as of October 7, 2004 between Foothill and Lender.

      B. Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994 (as amended and modified, from time to time, the "Agreement").

      C. Borrower has requested of Lender, as successor to Foothill to further extend the Term of the Loans and to amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Lender hereby amend the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENT.

            (a) Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

      "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on July 1, 2005, and the maturity date of the Old Term Note and New Term Note and all interest thereon shall also be July 1, 2005. The foregoing not withstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

            (b) Section 6.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "6.13 Financial Covenants.

                  (a) For each calendar quarter, commencing with the quarter ending December 31, 2004, (i) Borrower shall generate positive net income and (ii) the ratio of Borrower's EBITDA to debt service for the quarter shall be not less than 1.1:1.

                  (b) Borrower shall deliver to Lender not later than 15 business days after the end of each calendar month, other than the third month of the quarter, a balance sheet and statement of operations for the month, compiled by Borrower from its books and records in a manner consistent with the financial statements included in its Form 10-Q Quarterly Reports and 10-K Annual Reports (collectively, the "SEC Reports") as filed with the Securities and Exchange Commission (the "Commission"), except that the monthly financial statements shall not be reviewed by Borrower's independent auditors and shall not include footnotes. Borrower shall deliver to Lender the balance sheet and statement of income for the third month in each calendar quarter at the same time as it delivers the quarterly net income and ratio of EBITDA to debt service pursuant to Section 6.13(c).

                  (c) The quarterly net income and the ratio of EBITDA to debt service for the quarter shall be based on the financial statements contained in the SEC Reports and shall be provided to Lender within one business day after the earlier of the date the SEC Reports are filed with the Commission or the date on which the SEC Reports are required to be filed with the Commission.

                  (d) As soon as practicable and in any event within 10 days after the filing of the applicable SEC Report for each quarter commencing as of December 31, 2004 and for the quarters ending March 31, 2005, and June 30, 2005, a Compliance Certificate in the form attached hereto as Exhibit A signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Section 6.13 as at the end of such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

      3. REPRESENTATIONS AND WARRANTIES. Borrower and each Affiliate executing this Agreement hereby affirms to Lender:

      (a) that all of Borrower's representations and warranties act forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      (b) that during the period of this extension Borrower will not pay any antecedent debt or obligations to any Person not in the ordinary course of its business or the business of any subsidiary.

      4. CONDITION TO FORBEARANCE. The effectiveness of this Amendment is expressly conditioned upon:

      (a)   the receipt by Lender of an executed copy of this Amendment;

      (b) payment in good funds on or before April 1, 2005, May 1, 2005, June 1, 2005 and July 1, 2005 of $75,000, to be applied by Lender first to interest at the rate of 12% per annum from January 1, 2005 on the New Term Note and then to principal of New Term Note.

      5. BLOCKED ACCOUNT AGREEMENT. Lender acknowledges that Borrower has executed Blocked Account Control Agreement (the "Blocked Account Agreement") with its principal depository bank, JP Morgan Chase Bank, N.A. (the "Depository") in favor of Lender. Lender agrees that (i) it will not execute or deliver to the Depository, the Shifting Control Notice, as defined in the Blocked Account Agreement, until and unless Borrower shall not be in compliance with the provisions of this Amendment, and (ii) it will give written notice to Borrower that it is delivering the Shifting Control Notice not later than the date the Shifting Control Notice is given to the Depository.

      6. FURTHER ASSURANCES. The parties recognize that it may be necessary for Borrower and/or Lender to execute and/or file and/or record documents or instruments in order that (i) Lender be reflected as the holder of the obligations, (ii) that the perfection of Lender's security interest be maintained and (iii) Lender's rights under the Agreement be accurately evidenced. Accordingly, promptly upon request by Lender, Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Agreement;
(b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Agreement including, without limitation, the delivery of a landlord waiver from any landlord required by Lender; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted now or hereafter intended to be granted to Lender under the Agreement or under any other instrument executed in connection with the Agreement or that Borrower may be or become bound to convey, mortgage or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of the Agreement. Borrower shall furnish to Lender evidence satisfactory to Lender of every such recording, filing or registration.

      7. COSTS AND EXPENSES. Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement as amended and supplemented hereby, shall remain in full force and effect.

      9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed end delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one end the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

                                            SHF IX, a Delaware Limited Liability
                                            Company


                                            By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                            Title: Chairman
                                                   -----------------------------

                                            PORTA SYSTEMS CORP.,
                                            a Delaware corporation


                                            By: /s/ Michael A. Tancredi
                                                --------------------------------
                                            Title:
                                                   -----------------------------

                            CONSENT AND RATIFICATION

      Each of the undersigned affiliates of Porta Systems Corp. ("Porta") is aware of the terms of the above Amendment Number Seventeen to the Amended and Restated Loan and Security Agreement, dated as of April 1, 2005 (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) from Chemical Bank to Wells Fargo Foothill, Inc. are and shall continue in full force and effect in favor of Lender as successor by assignment of all obligations of Borrower to Wells Fargo Foothill, Inc., including the obligations to guarantee the obligations of Porta owing to Lender and to secure such obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it in the Loan Agreement.

                                                ASTER CORPORATION


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                CPI HOLDING CORP.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                CRITERION PLASTICS, INC.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                DISPLEX, INC.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                MIROR TELEPHONY SOFTWARE, INC.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA FOREIGN SALES CORP.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA SYSTEMS EXPORT CORP.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA SYSTEMS INTERNATIONAL
                                                CORP.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA SYSTEMS LEASING CORP.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA SYSTEMS OVERSEAS CORP.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                LERO INDUSTRIES LTD.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA SYSTEMS, LIMITED


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                VANDERHOFF BUSINESS SYSTEMS LTD.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                VANDERHOFF COMMUNICATIONS LTD.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                PORTA SYSTEMS S.A. de C.V.


                                                By: /s/ Michael A. Tancredi
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                                       EXHIBIT A

                             COMPLIANCE CERTIFICATE

To: SHF IX, LLC

THE UNDERSIGNED HEREBY CERTIFIES THAT:

      (1) I am the duly elected chief financial officer of Porta Systems, Inc. (the "Borrower");

      (2) I have reviewed the terms of the Seventeenth Amendment to Credit Agreement dated as of April 1, 2005 between Borrower SHF IX LLC, (the "Agreement") and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower as of December 31, 2004, March 31, 2005 and June 30, 2005 by the Attachment hereto;

      (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The following exceptions set forth, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

_______________________________________________________
_______________________________________________________
_______________________________________________________
_______________________________________________________


      The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ________ , ________, pursuant to Section 6.13 (d) of the Credit Agreement.

                                                PORTA SYSTEMS, INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                    AS OF________,___________, WHICH PERTAINS
                   TO THE PERIOD FROM___________________, 200_
                       TO___________________________, 200_

      Borrower had positive net income for the period covered of $_________________ as required by Section 6.13 (a) of the Agreement for the period reported.

      Borrower's EBITDA to debt service as required by Section 6.13 of the Agreement for the period was ___________________.

      Borrower has provided Lender with all reports balance sheets, SEC filings and other documentation as required by Section 6.13 (b) and (c) of the Agreement for the period reported.